Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

R 424I

Hashdex Nasdaq CME Crypto Index ETF

No.	Description	Value
1.	Name of the issuer	Hashdex Nasdaq CME Crypto Index ETF
2.	Business address of Issuer	19 West 44th Street, Suite 200 New York, NY 10036
3.	Securities Act file number(s) of the registration statement(s) associated with the offering	333-280990
4.	If applicable, the date on which the issuer ceased operations or was deemed to cease operations, pursuant to Rule 456(d)(4)
5.	Last day of the fiscal year for the issuer for which the prospectus is filed	2025-12-31
Calculation of Registration Fee (Item 1):
6.	Name of the securities for which the prospectus is filed	Shares of Beneficial Interest of Hashdex Nasdaq CME Crypto Index ETF
7.	Aggregate sale price of securities sold during the fiscal year	129,294,147.00
8.	Aggregate redemption or repurchase price of securities redeemed or repurchased during the fiscal year	6,058,792.00
9.	Aggregate redemption or repurchase price of securities redeemed or repurchased during any prior fiscal year ending no earlier than August 1, 2021, that were not used previously to reduce registration fees payable to the Commission	0.00
10.	Net sales amount	123,235,355.00
11.	Amount of redemption credits available for use in future years to offset sales	0.00
12.	Fee Rate (multiplier for determining registration fee)	0.0001381
13.	Registration fee due (exclusive of any interest due)	17,018.80
14.	Note
Fees Summary:
15.	Total Registration Fees (exclusive of any interest due)	17,018.80
16.	Interest due pursuant to Rule 456(d)(5) if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year	0.00
17.	Total amount of registration fee due, including any interest due, if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year	17,018.80
18.	Total Fee Offsets	0.00
19.	Net amount of registration fee due (including any interest due if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year) after offsets	17,018.80